Exhibit 23.1

Consent of Independent Auditor

We consent to the incorporation by reference in the Registration Statements (No. 333-185041, 333-185043 and 333-185044) on Form S-4/A of First Community Financial Partners, Inc. of our reports dated March 14, 2012, relating to our audits of the financial statements of First Community Bank of Plainfield, First Community Bank of Homer Glen & Lockport, and Burr Ridge Bank and Trust as of and for the years ended December 31, 2011 and 2010 as noted in this Current Report on Form 8-K.

/s/ McGladrey LLP
Schaumburg, Illinois
March 13, 2013